EXHIBIT 99.1

Victory Energy Hires New CFO

AUSTIN, Texas – (June 1, 2014). Victory Energy Corporation, (OTCQX: VYEY) (“Victory” or “the Company”) a rapidly growing, Permian Basin focused oil and gas company, today announced that Fred Smith will become the Company’s new Chief Financial Officer and Controller effective June 2, 2014. Current Controller Luther Poehlmann is retiring to spend more time with his family, but will remain with the Company to ensure a successful transition.

“On behalf of the board and senior management team, I would like to welcome Fred to Victory Energy” said Kenny Hill, Victory's CEO. “Fred’s extensive public company financial and operational expertise in the upstream oil and gas sector is exactly what we need at this time to assist with our growth through acquisitions and drilling. He has implemented and managed financial reporting for other Permian Basin focused public companies that are the size we hope to be in coming years. Our ability to attract a seasoned executive of Fred’s caliber is further testament to the strong relationships we have in industry and the exciting future ahead for our company.”

Mr. Smith has over 36 years of financial, compliance and operational reporting experience, including internal controls and SOX compliance. Prior to joining Victory, Fred was Corporate Controller of Pioneer Natural Resources (a NYSE/S&P 500 company) from 2008 to 2012. He was responsible for financial reporting, capital and operating expense reporting and application process controls. He then briefly worked as Senior Vice President and Chief Accounting Officer of Magnum Hunter Resources and has been working as an independent consultant since 2013. Fred has worked for variety of energy companies during his career ranging from small privately held to major upstream entities. Fred has a B.S. in Accounting from the University of New Orleans and is a CPA – having worked for Ernst & Young as a senior auditor from 1974 to 1978.

About Victory Energy

Victory Energy Corporation (OTCQX: VYEY), based in Austin, Texas with additional resources in Midland is a high growth oil and gas Exploration and Production (E&P) company whose is focused on creating shareholder value through the acquisition and development of assets in the World Class Permian Basin. The company currently holds interests in the Permian where its targets are high profile plays such as the Wolfcamp, Mississippian and Fusselman formations. The company is growing cash-flows through sustainable low-risk vertical well development on existing properties and new acquisitions which offer repeatable and highly profitable results. The Company achieves these results by targeting predictable resources plays, favorable operating environments and consistent reservoir quality across multiple target horizons with long-lived reserve characteristics. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will", "potential", "believe", "estimated", "intend", "expect", "may", "should", "anticipate", "could", "plan", "project", or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Investor Relations
Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us